UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as Amended

Date of Report (Date of earliest event reported): May 22, 2013

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into A Material Definitive Agreement.

Indenture for 4.25% Senior Notes due 2023

On May 22, 2013, Wynn Las Vegas, LLC (the “Company”) and Wynn Las Vegas Capital Corp. (“Capital Corp.” and, together with the Company, the “Issuers”) issued $500.0 million aggregate principal amount of 4.25% Senior Notes due 2023 (the “2023 Notes”) pursuant to an Indenture, dated as of May 22, 2013 (the “2023 Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The 2023 Notes will mature on May 30, 2023 and bear interest at the rate of 4.25% per annum. The Issuers may, at their option, redeem the 2023 Notes, in whole or in part, at any time or from time to time prior to their stated maturity. The redemption price for 2023 Notes that are redeemed before February 28, 2023 will be equal to the greater of (a) 100% of the principal amount of the 2023 Notes to be redeemed and (b) a “make-whole” amount described in the 2023 Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date. The redemption price for the 2023 Notes that are redeemed on or after February 28, 2023 will be equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. In the event of a change of control triggering event, the Issuers will be required to offer to repurchase the 2023 Notes at 101% of the principal amount, plus accrued and unpaid interest to but not including the repurchase date. The 2023 Notes are also subject to mandatory redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada.

The 2023 Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with the Issuers’ outstanding 7 7/8% First Mortgage Notes due 2017 (the “2017 Notes”), 7 7/8% First Mortgage Notes due 2020 (“7 7/8% 2020 Notes”), 7 3/4% First Mortgage Notes due 2020 (the “7 3/4% 2020 Notes”) and 5.375% First Mortgage Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the 7 7/8% 2020 Notes and 7 3/4% 2020 Notes, the “Existing Notes”). The 2023 Notes are secured by a first priority pledge of the Company’s equity interests, the effectiveness of which is subject to the prior approval of the Nevada gaming authorities. The equity interests of the Company also secure the Existing Notes. If Wynn Resorts, Limited receives an investment grade rating from one or more ratings agencies, the first priority pledge securing the 2023 Notes will be released.

The 2023 Notes are jointly and severally guaranteed by all of the Issuers’ subsidiaries (the “Guarantors”). The guarantees are senior unsecured obligations of the Guarantors and rank senior in right of payment to all of their existing and future subordinated debt. The guarantees rank equally in right of payment with all existing and future liabilities of the Guarantors that are not so subordinated and will be effectively subordinated in right of payment to all of such Guarantors’ existing and future secured debt (to the extent of the collateral securing such debt).

The 2023 Indenture contains covenants limiting the Issuers’ and the Guarantor’s ability to: create liens on assets to secure debt; enter into sale-leaseback transactions; and merge or consolidate with another company. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the 2023 Indenture include, among others, the following: default for 30 days in the payment when due of interest on the 2023 Notes; default in payment when due of the principal of, or premium, if any, on the 2023 Notes; failure to comply with certain covenants in the 2023 Indenture; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any Guarantor, all 2023 Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by the 2023 Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Supplemental Indenture for 7 7/8% First Mortgage Notes due 2017

In connection with the expiration of the Consent Solicitation (as defined in Item 8.01 below), on May 22, 2013, the Issuers entered into the Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of October 19, 2009, among the Issuers, the guarantors named therein and the Trustee, under which the 2017 Notes were issued (the “2017 Indenture”). The Supplemental Indenture amended the 2017 Indenture to eliminate substantially all of the restrictive covenants and certain events of default from the 2017 Indenture.

The foregoing description is not complete and is qualified in its entirety by the Supplemental Indenture, which is filed herewith as Exhibit 4.2 and incorporated herein by this reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under the heading “Supplemental Indenture for 7 7/8% First Mortgage Notes due 2017” is incorporated herein by reference.

Item 8.01	Other Events.

On May 22, 2013, Wynn Resorts, Limited announced the Company completed its previously announced cash tender offer (the “Tender Offer”) for any and all of the 2017 Notes and a solicitation of consents to certain proposed amendments to the 2017 Indenture (the “Consent Solicitation”). The Tender Offer and Consent Solicitation expired at midnight, New York City time, in the evening of May 21, 2013 (the “Expiration Time”), and the Issuers have received the requisite consents from holders of the 2017 Notes in connection with the Consent Solicitation to amend the 2017 Indenture. At the Expiration Time, valid tenders had been received with respect to approximately $274.7 million of the $500.0 million aggregate principal amount of 2017 Notes outstanding.

The Company has accepted for payment all 2017 Notes validly tendered prior to the Expiration Date. On May 22, 2013, tendering holders received the tender offer consideration in the amount of $1,071.45 for each $1,000 principal amount of 2017 Notes tendered.

In connection with the expiration of the Consent Solicitation, on May 22, 2013, the issuers entered into the Supplemental Indenture. The Supplemental Indenture became operative when the Company accepted for payment the 2017 Notes and the related consents tendered prior to the Expiration Time. The Supplemental Indenture amended the 2017 Indenture to eliminate substantially all of the restrictive covenants and certain events of default from the 2017 Indenture.

On May 22, 2013, the Issuers also completed their previously announced offering of $500.0 million aggregate principal amount of 2023 Notes. The Company used a portion of the net proceeds of the 2023 Notes offering to purchase the 2017 Notes tendered in the Tender Offer. The Company also intends to satisfy and discharge the 2017 Indenture governing the 2017 Notes and use the remaining net proceeds from the 2023 Notes offering to redeem the 2017 Notes not tendered.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 22, 2013, among the Issuers, the Guarantors named therein and the Trustee.
4.2	Supplemental Indenture, dated May 22, 2013, among the Issuers, the guarantors named therein and the Trustee.
99.1	Press release, dated May 22, 2013, of Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

WYNN LAS VEGAS, LLC

By:	Wynn Resorts Holdings, LLC,
its sole member

By:	Wynn Resorts, Limited,
its sole member

By:	/s/ Matt Maddox
Name:	Matt Maddox
Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 22, 2013, among the Issuers, the Guarantors named therein and the Trustee.
4.2	Supplemental Indenture, dated May 22, 2013, among the Issuers, the guarantors named therein and the Trustee.
99.1	Press release, dated May 22, 2013, of Wynn Resorts, Limited.